    As filed with the Securities and Exchange Commission on October 30, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                   OrCAD, INC.
               (Exact name of registrant as specified in charter)

                     DELAWARE                               93-1062832
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)         Identification Number)

                            ------------------------
                9300 S.W. NIMBUS AVENUE, BEAVERTON, OREGON 97008
                                 (503) 671-9500
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                                OrCAD, INC. 1995
                   STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                            ------------------------

                               MICHAEL F. BOSWORTH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   OrCAD, INC.
                9300 S.W. NIMBUS AVENUE, BEAVERTON, OREGON 97008
                                 (503) 671-9500
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                            ------------------------
                                 with copies to:
                           GREGORY E. STRUXNESS, ESQ.
                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP
              222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                 (503) 226-1191

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Securities to        Amount to be         Proposed Maximum Offering             Proposed Maximum              Amount of
      be Registered             Registered             Price per Share (1)          Aggregate Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share          500,000 shares                  $9.75                          $4,875,000                  $1,477.27
====================================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement:

         (a) Final Prospectus of the Company filed pursuant to Rule 424(b) with the Securities and Exchange Commission (the "SEC") on March 4, 1996.

         (b) Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 1996 filed with the SEC on May 3, 1996, Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 1996 filed with the SEC on August 1, 1996 and Amendment to Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 1996 filed with the SEC on August 22, 1996.

         (c) Registration Statement on Form 8-A of the Company filed with the SEC on February 1, 1996.

         (d) All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.       DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As a Delaware corporation the Company is subject to the General Corporation Law of the State of Delaware ("GCL") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 102 of the GCL, Article VII of the Company's Restated Certificate of Incorporation (the "Certificate") eliminates the liability of the Company's directors to the Company or its stockholders for breach of fiduciary duty as a director, except for any liability related to breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock purchase or redemption, and certain other liabilities.

     Section 145 of the GCL allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the GCL, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with the defense of such claims. Corporations may not indemnify against breaches of the duty of loyalty. The GCL provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

     The GCL also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's bylaws, any agreement, general or specific action of the board of directors, vote of stockholders or otherwise.

     The Restated Bylaws require the Company to indemnify its directors and officers to the fullest extent not prohibited by law. In addition, the Restated Bylaws deem that all rights to indemnification under the Restated Bylaws are deemed to be contractual rights and are to be effective to the same extent as if provided for in a contract between the Company and the director or officer who serves in such capacity.

     In February 1996, the Company entered into indemnity agreements with each executive officer of the Company and each member of the Company's Board of Directors. These indemnity agreements provide for indemnification of the indemnitee to the fullest extent allowed by law.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.       EXHIBITS

     Number                         Description
     ------                         -----------
      5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

     23.2         Consent of KPMG Peat Marwick LLP

     23.3         Consent of KPMG Peat Marwick LLP

     23.4         Consent of KPMG Peat Marwick LLP

     24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.0 OrCAD, Inc. 1995 Stock Option Plan for Nonemployee Directors (incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form SB-2 (File No. 333-00198-LA))

ITEM 9.       UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on the 29th day of October, 1996.

                                    OrCAD, INC.

                                    By: /s/ Michael F. Bosworth
                                        -----------------------------
                                        Michael F. Bosworth
                                        President and Chief Executive
                                          Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Bosworth and P. David Bundy, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

[SIGNATURES ON FOLLOWING PAGE]

                 SIGNATURE                     TITLE                                                       DATE
                 ---------                     -----                                                       ----
/s/ Michael F. Bosworth                        President, Chief Executive                                10/29/96
-------------------------                      Officer and Director
Michael F. Bosworth                            (Principal Executive
                                               Officer)

/s/ P. David Bundy                             Vice President of Finance                                 10/29/96
-------------------------                      (Principal Financial and
P. David Bundy                                 Accounting Officer)

/s/ John C. Savage                             Director                                                  10/29/96
-------------------------
John C. Savage

/s/ Richard P. Magnuson                        Director                                                  10/29/96
-------------------------
Richard P. Magnuson

/s/ Stephen W. Director                        Director                                                  10/29/96
-------------------------
Stephen W. Director

/s/ James B. Moon                              Director                                                  10/29/96
-------------------------
James B. Moon

                                INDEX TO EXHIBITS

     Exhibit                                                               Page
     Number                Exhibit                                         No.
     ------                -------                                         ---
      5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit
                  5.0)

     23.2         Consent of KPMG Peat Marwick LLP

     23.3         Consent of KPMG Peat Marwick LLP

     23.4         Consent of KPMG Peat Marwick LLP

     24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.0         OrCAD, Inc. 1995 Stock Option Plan for
                  Nonemployee Directors (incorporated by
                  reference to Exhibit 10.4 to Registrant's
                  Registration Statement on Form SB-2 (File No.
                  333-00198-LA))